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                             DISTRIBUTION AGREEMENT


         THIS AGREEMENT is made as of this _____ day of December, 1999 (the "Agreement") by and between The Galaxy Fund (the "Company"), a Massachusetts business trust, and Provident Distributors, Inc. (the "Distributor"), a Delaware corporation.

         WHEREAS, the Company is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and is currently offering units of beneficial interest (such units of all classes and series are hereinafter called the "Shares"), representing interests in investment portfolios of the Company identified on Schedule A hereto (the "Funds") which are registered with the Securities and Exchange Commission (the "SEC") pursuant to the Company's Registration Statement on Form N-1A (the "Registration Statement"); and

         WHEREAS, a front-end sales charge may be imposed in connection with the sale of certain Shares of one or more of the Funds ("Load Shares"); and

         WHEREAS, a contingent deferred sales charge ("CDSC") may be imposed in connection with the redemption of certain Shares of one or more of the Funds ("CDSC Shares"); and

         WHEREAS, the Company desires to retain the Distributor as distributor for the Funds to provide for the sale and distribution of the Shares of the Funds identified on Schedule A and for such additional classes or series as the Company may issue, and the Distributor is prepared to provide such services commencing on the date first written above.

         NOW THEREFORE, in consideration of the premises and mutual covenants set forth herein and intending to be legally bound hereby, the parties hereto agree as follows:

1.       SERVICE AS DISTRIBUTOR

1.1 The Distributor will act as the Company's disclosed agent for the distribution of the Shares covered by the Registration Statement then in effect under the Securities Act of 1933, as amended (the "1933 Act"). The Distributor will have no liability for payment for the purchase of Shares sold pursuant to this Agreement or with respect to redemptions or repurchases of Shares.

1.2 The Distributor agrees to use efforts deemed appropriate by the Distributor to solicit orders for the sale of the Shares and will undertake such advertising and promotion as it believes reasonable in connection with such solicitation. The Distributor shall, at its own expense, finance appropriate activities which it deems reasonable which are primarily intended to result in the sale of Shares, including, but not limited to, advertising, compensation of underwriters, dealers and sales personnel, the printing and mailing of Prospectuses to other than current shareholders, and the printing and mailing of sales literature; provided, however, that each Fund shall bear the expenses incurred and other payments made in accordance with the provisions of this Agreement and any plan now in


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         effect or hereafter adopted with respect to any one or more series of
         Shares of such Fund pursuant to Rule 12b-1 under the 1940 Act (collectively, the "Plans").

1.3 The Company understands that the Distributor is now, and may in the future be, the distributor of the shares of several investment companies or series (collectively, the "Investment Entities"), including Investment Entities having investment objectives similar to those of the Funds. The Company further understands that investors and potential investors in the Funds may invest in shares of such other Investment Entities. The Company agrees that the Distributor's duties to such Investment Entities shall not be deemed in conflict with its duties to the Company under this Section 1.3.

1.4 The Distributor agrees to provide two wholesalers dedicated to supporting sales of Shares of the Funds and Galaxy Fund II.

1.5 The Distributor may enter into selling agreements with selected dealers or other institutions with respect to the offering of Shares to the public. Each selling agreement will provide that (a) all payments for purchases of Shares will be sent directly from the dealer or such other institution to the Funds' transfer agent and (b) if payment is not made with respect to purchases of Shares at the customary or required time for settlement of the transaction, the Distributor will have the right to cancel the sale of Shares ordered by the dealer or such other institution, in which case the dealer or such other institution will be responsible for any loss suffered by any Fund or the Distributor resulting from such cancellation. The Distributor may also act as disclosed agent for a Fund and sell Shares of that Fund to individual investors, such transactions to be specifically approved by an officer of the Company.

1.6 The Distributor will send a confirmation to each purchaser of Shares under this Agreement. Such confirmations will comply with all applicable Federal and state laws and rules and regulations of authorized regulatory bodies and will clearly state that the Distributor is acting as agent in the transaction and that all remittances, registration instructions and certifications for redemption should be sent directly to the Funds' transfer agent. Such confirmations will also set forth the mailing address and delivery address of the Funds' transfer agent.

1.7 All Load Shares offered for sale by the Distributor shall be offered for sale to the public at a price per share (the "Offering Price") equal to (a) their net asset value (determined in the manner set forth in the Company's Declaration of Trust and the then current Prospectuses) plus, except with respect to certain classes of persons and transactions set forth in the then current Prospectuses, or (b) a sales charge which shall be the percentage of the Offering Price of such Load Shares as set forth in the then current Prospectuses. The Offering Price, if not an exact multiple of one cent, shall be adjusted to the nearest cent. Concessions by the Distributor to dealers and other institutions shall be set forth in either the selling agreements between the Distributor and such dealers and institutions as from time to time amended, or if such concessions are described in the then current Prospectuses, shall be as so set forth. No dealer or other institution who enters into a


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         selling agreement with the Distributor shall be authorized to act as agent for the Company in connection with the offering or sale of the Load Shares to the public or otherwise.

1.8 If any Load Shares sold by the Company are redeemed or repurchased by the Company or by the Distributor as disclosed agent or are tendered for redemption within seven business days after the date of confirmation of the original purchase of said Load Shares, the Distributor shall forfeit the sales charge received by the Distributor in respect of such Shares, provided that the portion, if any, of such amount re-allowed by the Distributor to dealers or other institutions shall be repayable to the Company only to the extent recovered by the Distributor from the dealer or other institution involved. The Distributor shall include in each selling agreement with such dealers and other institutions a corresponding provision for the forfeiture by them of their concession with respect to the Load Shares sold by them or their principals and redeemed or repurchased by the Company or by the Distributor as disclosed agent (or tendered for redemption) within seven business days after the date of confirmation of such initial purchases.

1.9 The Distributor agrees to be responsible for implementing and operating the Plans in accordance with the terms thereof.

1.10     (a)     With respect to CDSC Shares, the Distributor shall impose a
         CDSC in connection with the redemption of such CDSC Shares, not to exceed a specified percentage of the original purchase price of the Shares, as from time to time set forth in the then current Prospectuses. The Distributor may retain (or receive from the Company, as the case may be) all or any CDSC. The Distributor may, but shall not be required to, pay to broker-dealers or other persons through whom such CDSC Shares are sold a commission or other payment to the extent consistent with the then current Prospectuses and applicable rules and regulations.

         (b) The Distributor may assign or sell to a third party (a "CDSC Financing Entity") all or part of the CDSC on any CDSC Shares that the Distributor is entitled to receive under this Agreement. The Distributor's right to a CDSC on such CDSC Shares, if assigned or sold to a CDSC Financing Entity, shall continue after termination of this Agreement.

         (c)(i) The Distributor shall be entitled to receive all distribution and service fees at a rate and under the terms and conditions set forth in the Distribution and Services Plan adopted with respect to a particular class of CDSC Shares (the "Plan") on the CDSC Shares of that class which were sold during the period of this Agreement, so long as the Plan is in effect. The Distributor may assign or sell to a CDSC financing entity all or part of the distribution and service fees the Distributor is entitled to receive from the Company under the particular Plan. The Distributor's right to payment on such CDSC Shares, if assigned or sold to a CDSC Financing Entity, shall continue after termination of this Agreement.

         (c)(ii) The Distributor shall not be required to offer or sell a particular class of CDSC Shares unless and until it has received a binding commitment from a CDSC Financing


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         Entity (a "Commitment") satisfactory to the Distributor which
         Commitment shall cover all expenses and fees related to the offer and sale of such CDSC Shares including but not limited to dealer reallowances, financing commitment fees, and legal fees. If at any time during the term of this Agreement the then current CDSC financing is terminated, the Distributor has the right to immediately suspend the sale of such CDSC Shares until substitute financing becomes effective.

         (c)(iii) If the Distributor determines, in its sole discretion, to pay to broker-dealers or other persons through whom a particular class of CDSC Shares are sold a commission or other payment, such commission or payment shall not be due and payable by, and shall not become an obligation of, the Distributor until the Distributor receives financing relating to the sale of such CDSC Shares from the CDSC Financing Entity. If the Distributor does not receive such financing, the Distributor shall not be liable for the payment of any such commission or other payment to any party.

         (d) The Distributor and the Company hereby agree that the terms and conditions set forth herein regarding the offer and sale of CDSC Shares may be amended upon approval of both parties in order to comply with the terms of any agreement with the CDSC Financing Entity to finance the costs for the offer and sale of CDSC Shares so long as such terms and conditions are in compliance with the particular Plan.

1.11 The Distributor shall not utilize any materials in connection with the sale or offering of Shares except the Company's then current Prospectuses and Statements of Additional Information and such other materials as the Company shall provide or approve.

1.12 All activities by the Distributor and its agents and employees, as distributor of the Shares, shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the 1940 Act by the SEC or the National Association of Securities Dealers.

1.13 The Distributor will transmit any orders received by it for purchase or redemption of the Shares to the transfer agent and custodian for the Company.

1.14 Whenever in their judgment such action is warranted by unusual market, economic or political conditions or abnormal circumstances of any kind, officers of the Company may decline to accept any orders for, or make any sales of, the Shares until such time as those officers deem it advisable to accept such orders and to make such sales, and the Company shall notify the Distributor promptly of any such determination.

1.15 The Company agrees to pay all costs and expenses in connection with the registration of Shares under the 1933 Act and all expenses in connection with maintaining facilities for the issue and transfer of Shares and for supplying information, prices and other data to be furnished by the Company hereunder, and all expenses in connection with the preparation and printing of the Company's Prospectuses and Statements of Additional Information for regulatory purposes and for distribution to existing shareholders.


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1.16     The Company agrees at its own expense to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the Shares for sale in such states as the Distributor may designate. The Company shall notify the Distributor in writing of the states in which the Shares are to be sold and shall notify the Distributor in writing of any changes to the information contained in the previous notification.

1.17 The Company shall furnish from time to time, for use in connection with the sale of the Shares, such information with respect to the Company and the Shares as the Distributor may reasonably request; and the Company warrants that the statements contained in any such information shall fairly show or represent what they purport to show or represent. The Company shall also furnish the Distributor upon request with: (a) audited annual statements and unaudited semi-annual statements of the Funds' books and accounts prepared by the Company, (b) quarterly earnings statements of the Funds prepared by the Company, (c) a monthly itemized list of the securities in the Funds, (d) monthly balance sheets as soon as practicable after the end of each month, and (e) from time to time such additional information regarding the Funds' financial condition as the Distributor may reasonably request.

1.18 The Company represents to the Distributor that all Registration Statements and Prospectuses filed by the Company with the SEC under the 1933 Act with respect to the Shares have been prepared in conformity with the requirements of the 1933 Act and the rules and regulations of the SEC thereunder. As used in this Agreement, the terms "Registration Statement" and "Prospectus" shall mean any Registration Statement and any Prospectus (including any Statement of Additional Information incorporated therein by reference) relating to the Company filed with the SEC and any amendments or supplements thereto at any time filed with the SEC. The Company represents and warrants to the Distributor that any Registration Statement and Prospectus, when such Registration Statement becomes effective, will contain all statements required to be stated therein in conformity with the 1933 Act and the rules and regulations of the SEC; that all statements of fact contained in any such Registration Statement and Prospectus will be true and correct when such Registration Statement becomes effective; and that no Registration Statement or Prospectus when such Registration Statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares. The Distributor may but shall not be obligated to propose from time to time such amendment or amendments to any Registration Statement and such supplement or supplements to any Prospectus as, in the light of future developments, may, in the opinion of the Distributor's counsel, be necessary or advisable. The Distributor shall promptly notify the Company of any advice given to it by its counsel regarding the necessity or advisability of amending or supplementing such Registration Statement or Prospectus. If the Company shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Company of a written request from the Distributor to do so, the Distributor may, at its option, terminate this Agreement. The Company shall not file any amendment to any Registration Statement or supplement to any Prospectus without giving the Distributor


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         reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Company's right to file at any time such amendments to any Registration Statement and/or supplements to any Prospectus, of whatever character, as the Company may deem advisable, such right being in all respects absolute and unconditional.

1.19 The Company authorizes the Distributor (and dealers pursuant to any agreements described in Section 1.5 above) to use any Prospectus in the form furnished by the Company from time to time in connection with the sale of the Shares. The Company agrees to indemnify, defend and hold the Distributor, its several officers and directors, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which the Distributor, its officers and directors, or any such controlling person, may incur under the 1933 Act, or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement of a material fact contained in any Registration Statement or any Prospectus or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in any Registration Statement or any Prospectus or necessary to make the statements in either thereof not misleading; provided, however, that the Company's agreement to indemnify the Distributor, its officers or directors, and any such controlling person, shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any representations or statements contained in any Registration Statement or in any Prospectus that were furnished in writing to the Company or its counsel by the Distributor expressly for use in the answers to the Registration Statement or in the corresponding statements made in the Prospectus, or arising out of or based upon any omission or alleged omission to state a material fact in connection with such information furnished in writing by the Distributor to the Company or its counsel and required to be stated in such answers or necessary to make such answers not misleading; and further provided that the Company's agreement to indemnify the Distributor and the Company's representations and warranties hereinbefore set forth in Section 1.18 shall not be deemed to cover any liability to the Company or its shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of the Distributor's reckless disregard of its duties and obligations under this Agreement. The Company's indemnification agreement contained in this Section 1.19 and the Company's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor, its officers and directors, or any controlling person, and shall survive delivery of any Shares. The Company agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against the Company or any of its officers or trustees in connection with the issue and sale of any Shares. This agreement to indemnify will inure exclusively to the Distributor's benefit, to the benefit of its several officers and directors and their respective estates, and to the benefit of its controlling persons and their successors.


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

1.20 The Distributor agrees to indemnify, defend and hold the Company, its several officers and trustees, and any person who controls the Company within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands, or liabilities and any reasonable counsel fees incurred in connection therewith) which the Company, its officers or trustees, or any such controlling person, may incur under the 1933 Act, or under common law or otherwise, but only to the extent that such liability or expense incurred by the Company, its officers or trustees, or such controlling person, resulting from such claims or demands, shall arise out of or be based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by the Distributor to the Company or its counsel expressly for use in the answers to any of the items of the Registration Statement or in the corresponding statements made in the Prospectus, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by the Distributor to the Company or its counsel and required to be stated in such answers or necessary to make such information not misleading. The Distributor's indemnification agreement contained in this Section 1.20 and representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company or its officers and trustees, and shall survive the delivery of any Shares. The Distributor agrees promptly to notify the Company of the commencement of any litigation or proceedings against the Distributor or any of its officers, directors or controlling persons in connection with the issuance and sale of any of the Shares.

1.21     (a)     In any case in which one party hereto (the "Indemnifying
         Party") may be asked to indemnify or hold the other party hereto (the "Indemnified Party") harmless, the Indemnified Party will notify the Indemnifying Party in writing promptly after identifying any situation which it believes presents or appears likely to present a claim for indemnification (an "Indemnification Claim") against the Indemnifying Party, although the failure to do so shall not relieve the Indemnifying Party from any liability which it may otherwise have to the Indemnified Party, and the Indemnified Party shall keep the Indemnifying Party advised with respect to all developments concerning such situation. The Indemnifying Party shall be entitled to participate at its own expense in the defense, or if it so elects, to assume the defense of, any Indemnification Claim which may be the subject of this indemnification, and, in the event that the Indemnifying Party so elects, such defense shall be conducted by counsel of good standing chosen by the Indemnifying Party and approved by the Indemnified Party, which approval shall not be unreasonably withheld. In the event the Indemnifying Party elects to assume the defense of any such Indemnification Claim and retain such counsel, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by the Indemnified Party. The Indemnified Party will not confess any Indemnification Claim or make any compromise in any case in which the Indemnifying Party will be asked to provide indemnification, except with the Indemnifying Party's prior written consent.

         (b) In the event that the Company is the Indemnifying Party and the Indemnifying Party does not elect to assume the defense of any such Indemnification Claim, or in case


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         the Distributor reasonably does not approve of counsel chosen by the
         Company, the Company will reimburse the Distributor, its officers, directors and employees, or the controlling person or persons named as defendant or defendants in such Indemnification Claim, for the fees and expenses of any counsel retained by the Distributor or them.

         (c) The obligations of the parties hereto under Sections 1.19 through 1.21 shall survive the termination of this Agreement.

1.22 No Shares shall be offered by either the Distributor or the Company under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Company if and so long as effectiveness of the Registration Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as a current Prospectus as required by Section 5(b)(2) of the 1933 Act is not on file with the SEC; provided, however, that nothing contained in this
         Section 1.22 shall in any way restrict or have any application to or bearing upon the Company's obligation to redeem Shares tendered for redemption by any shareholder in accordance with the provisions of the Company's Registration Statement or Declaration of Trust.

1.23 The Company agrees to advise the Distributor as soon as reasonably practical by a notice in writing delivered to the Distributor:

         (a) of any request by the SEC for amendments to the Registration Statement or Prospectus then in effect or for additional information;

         (b) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or Prospectus then in effect or the initiation by service of process on the Company of any proceeding for that purpose;

         (c) of the happening of any event that makes untrue any statement of a material fact made in the Registration Statement or Prospectus then in effect or that requires the making of a change in such Registration Statement or Prospectus in order to make the statements therein not misleading; and

         (d) of all actions of the SEC with respect to any amendments to any Registration Statement or Prospectus which may from time to time be filed with the SEC.

         For purposes of this Section 1.23, informal requests by or acts of the staff of the SEC shall not be deemed actions of or requests by the SEC.

2.       TERM

2.1 This Agreement shall become effective immediately upon the consummation of the acquisition of First Data Investor Services Group, Inc. by a subsidiary of PNC Bank Corp., which the parties anticipate to occur on or about December 1, 1999, and, unless sooner terminated as provided herein, shall continue for an initial one-year term and


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         thereafter shall continue automatically for successive one-year terms, provided such continuance is specifically approved at least annually by
         (i) the Company's Board of Trustees or (ii) by a vote of a majority (as defined in the 1940 Act and Rule 18f-2 thereunder) of the outstanding voting securities of the Company, provided that in either event the continuance is also approved by a majority of the Trustees who are not parties to this Agreement and who are not interested persons (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable without penalty, on at least sixty days' written notice, by the Company's Board of Trustees, by vote of a majority (as defined in the 1940 Act and Rule 18f-2 thereunder) of the outstanding voting securities of the Company, or by the Distributor. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act and the rules thereunder).

2.2 In the event a termination notice is given by the Company and provided that the Distributor is not in default under this Agreement at the time of such termination notice, all reasonable expenses associated with movement of records and materials and conversion thereof to a successor distributor will be borne by the Company.

3.       LIMITATION OF LIABILITY

3.1 The Distributor shall not be liable to the Company for any error of judgment or mistake of law or for any loss suffered by the Company in connection with the performance of its obligations and duties under this Agreement, except a loss resulting from the Distributor's willful misfeasance, bad faith or negligence in the performance of such obligations and duties, or by reason of its reckless disregard thereof.

3.2 Each party shall have the duty to mitigate damages for which the other party may become responsible.

3.3 NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL EITHER PARTY, ITS AFFILIATES OR ANY OF ITS OR THEIR DIRECTORS, TRUSTEES, OFFICERS, EMPLOYEES, AGENTS OR SUBCONTRACTORS BE LIABLE TO THE OTHER PARTY FOR CONSEQUENTIAL DAMAGES, PROVIDED, HOWEVER, THAT NOTHING CONTAINED IN THIS SECTION 3.3 SHALL BE CONSTRUED SO AS TO LIMIT THE RIGHT OF ANY SHAREHOLDER OF THE COMPANY, WHETHER SUING ON HIS, HER OR ITS OWN BEHALF OR DERIVATIVELY THROUGH THE COMPANY, TO CONSEQUENTIAL DAMAGES.

4.       MODIFICATIONS AND WAIVERS

         No change, termination, modification, or waiver of any term or condition of the Agreement shall be valid unless in writing signed by each party. No such writing shall be effective as against the Company unless said writing is executed by the President of the Company. No such writing shall be effective as against the Distributor unless said writing is executed by a Senior Vice President, Executive Vice President or President of the Distributor. A party's waiver of a breach of any term or condition in the Agreement shall not be deemed a waiver of any subsequent breach of the same or another term or condition.

5.       NO PRESUMPTION AGAINST DRAFTER

         The Distributor and the Company have jointly participated in the negotiation and drafting of this Agreement. The Agreement shall be construed as if drafted jointly by the Company and the Distributor, and no presumptions arise favoring any party by virtue of the authorship of any provision of this Agreement.

6.       PUBLICITY

         Neither the Distributor nor the Company shall release or publish news releases, public announcements, advertising or other publicity relating to this Agreement or to the transactions contemplated by it without prior review and written approval of the other party; provided, however, that either party may make such disclosures as are required by legal, accounting or regulatory requirements after making reasonable efforts in the circumstances to consult in advance with the other party.

7.       SEVERABILITY

         The parties intend every provision of this Agreement to be severable. If a court of competent jurisdiction determines that any term or provision is illegal or invalid for any reason, the illegality or invalidity shall not affect the validity of the remainder of this Agreement. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties. Without limiting the generality of this paragraph, if a court determines that any remedy stated in this Agreement has failed of its essential purpose, then all other provisions of this Agreement shall remain fully effective.

8.       FORCE MAJEURE

         No party shall be liable for any default or delay in the performance of its obligations under this Agreement if and to the extent such default or delay is caused, directly or indirectly, by circumstances beyond such party's reasonable control. In any such event, the non-performing party shall be excused from any further performance and observance of the obligations so affected only for so long as such circumstances prevail and such party continues to use commercially reasonable efforts to recommence performance or observance as soon as practicable.

9.       MISCELLANEOUS

9.1 Any notice or other instrument authorized or required by this Agreement to be given in writing to the Company or the Distributor shall be sufficiently given if addressed to the party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

                 To the Company:

                 John T. O'Neill, President
                 The Galaxy Fund
                 c/o Hasbro, Inc.
                 200 Narragansett Park Drive
                 Pawtucket, Rhode Island 02862

                 with a copy to:

                 W. Bruce McConnel, III, Esq.
                 Drinker Biddle & Reath LLP
                 One Logan Square
                 18th and Cherry Streets
                 Philadelphia, Pennsylvania 19103-6996

                 To the Distributor:

                 Provident Distributors, Inc.
                 Four Falls Corporate Center, 6th Floor
                 West Conshohocken, Pennsylvania 19428-2961
                 Attention:  Philip Rinnander

9.2 The laws of the Commonwealth of Massachusetts, excluding the laws on conflicts of laws, and the applicable provisions of the 1940 Act shall govern the interpretation, validity, and enforcement of this Agreement. To the extent the provisions of Massachusetts law or the provisions hereof conflict with the 1940 Act, the 1940 Act shall control. All actions arising from or related to this Agreement shall be brought in the state and federal courts sitting in the City of Boston, and the Distributor and the Company hereby submit themselves to the exclusive jurisdiction of those courts.

9.3 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

9.4 The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

9.5 This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and is not intended to confer upon any other person any rights or remedies hereunder,

10.      CONFIDENTIALITY

10.1 The parties agree that the Proprietary Information (defined below) and the contents of this Agreement (collectively "Confidential Information") are confidential information of the parties and their respective licensers. The Company and the Distributor shall exercise at least the same degree of care, but not less than reasonable care, to safeguard the confidentiality of the Confidential Information of the other as it would to protect its own Confidential Information. The Company and the Distributor may use the Confidential Information only to exercise their respective rights or perform their respective duties under this Agreement. Except as otherwise required by law and except as disclosed in the Company's Registration Statement and filed as an exhibit thereto, the Company and the Distributor shall not duplicate, sell or disclose to others the Confidential Information of the other, in whole or in part, without the prior written permission of the other party. The Company and the Distributor may, however, disclose Confidential Information to their respective employees who have a need to know the Confidential Information to perform work for the other, provided that the Company and the Distributor shall use reasonable efforts to ensure that the Confidential Information is not duplicated or disclosed by their respective employees in breach of this Agreement. The Company and the Distributor may also disclose the Confidential Information to independent contractors, auditors and professional advisors, provided they first agree in writing to be bound by confidentiality obligations substantially similar to this Section 10. Notwithstanding the previous sentence, in no event shall either the Company or the Distributor disclose the Confidential Information to any competitor of the other without specific, prior written consent.

10.2     Proprietary Information means:

         (a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finance, operations, customer relationships, customer profiles, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Company or the Distributor, their respective subsidiaries and affiliated companies and the customers, clients and suppliers of any of them;

         (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Company or the Distributor a competitive advantage over its competitors; and

         (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, show-how and trade secrets, whether or not patentable or copyrightable.

10.3 Confidential Information includes, without limitation, all documents, inventions, substances, engineering and laboratory notebooks, drawings, diagrams, specifications, bills of material, equipment, prototypes and models, and any other tangible manifestation of the foregoing of either party which now exist or come into the control or possession of the other.

10.4 Notwithstanding the foregoing, it is hereby understood and agreed by the parties hereto that any marketing strategies, financing plans, customer profiles, sales estimates, business plans or similar items prepared or developed by the Distributor for the benefit of the Company shall be considered the Proprietary Information of the Company and nothing in this Agreement shall be construed to prevent or prohibit the Company from disclosing such Proprietary Information to a successor distributor.

11.      OBLIGATIONS OF THE TRUST

         The names "The Galaxy Fund" and "Trustees of The Galaxy Fund" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated March 31, 1986 which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and at the principal office of the Company. The obligations of "The Galaxy Fund" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders, or representatives of the Company personally, but bind only the Trust Property, and all persons dealing with any class of Shares of the Company must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Company.

12.      ENTIRE AGREEMENT

         This Agreement, including the Schedule hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous proposals, agreements, contracts, representations, and understandings, whether written or oral, between the parties with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.



                                               THE GALAXY FUND



                                               By:
                                                  ------------------------------

                                               Name:
                                                    ----------------------------

                                               Title:
                                                     ---------------------------



                                               PROVIDENT DISTRIBUTORS, INC.



                                               By:
                                                  ------------------------------

                                               Name:
                                                    ----------------------------

                                               Title:
                                                     ---------------------------

                                   SCHEDULE A

                                  NAME OF FUNDS

                                Money Market Fund
                                 Government Fund
                                 Tax-Exempt Fund
                               U.S. Treasury Fund
                    Institutional Treasury Money Market Fund
                     Connecticut Municipal Money Market Fund
                    Massachusetts Municipal Money Market Fund
                                Equity Value Fund
                               Equity Growth Fund
                               Equity Income Fund
                            International Equity Fund
                              Asset Allocation Fund
                            Small Company Equity Fund
                             Growth and Income Fund
                              Small Cap Value Fund
                              Short-Term Bond Fund
                       Intermediate Government Income Fund
                             High Quality Bond Fund
                               Corporate Bond Fund
                              Tax-Exempt Bond Fund
                             New York Municipal Bond
                      Fund Connecticut Municipal Bond Fund
                        Massachusetts Municipal Bond Fund
                        Rhode Island Municipal Bond Fund
                            New Jersey Municipal Bond
                            Fund Mid Cap Equity Fund
                              Strategic Equity Fund
                                 Prime Reserves
                               Government Reserves
                               Tax-Exempt Reserves